Exhibit 99.1

News Release

Silicon Labs Completes Acquisition of Redpine Signals’ Connectivity
Business, Expanding Its IoT Wireless Technology Leadership

-- Strategic Acquisition Strengthens Industry’s Broadest Low-Power Connectivity
Portfolio and Accelerates Wi-Fi® Roadmap --

AUSTIN, Texas and SAN JOSE, Calif. – April 28, 2020 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today announced the completion of its acquisition of Redpine Signals’ Wi-Fi® and Bluetooth® business, development center in Hyderabad, India, and extensive patent portfolio for $308 million in cash.

“This acquisition brings critical connectivity technology and talent to help us accelerate our low-power Wi-Fi connectivity roadmap for the Internet of Things while increasing scale and breadth,” said Tyson Tuttle, CEO of Silicon Labs. “The world increasingly depends on wireless technology to stay connected. The acquired Redpine connectivity business enables people, teams and businesses around the world to remain safe, productive and in touch.”

Redpine’s low-power Wi-Fi assets and intellectual property provide important technology for IoT connectivity. Wi-Fi 6 (802.11ax), the latest evolution of the Wi-Fi standard, is designed to meet the low power, performance, security and interoperability requirements needed in environments with hundreds or thousands of connected IoT devices. The integration of Redpine Signals’ assets will accelerate Silicon Labs’ roadmap for Wi-Fi 6 technology. The acquisition also adds Bluetooth Classic IP for audio applications such as wearables, hearables, voice assistants and smart speakers.

The Redpine Signals acquisition includes an at-scale design center with approximately 200 employees in Hyderabad, India. The addition of Redpine's multidisciplinary, high-performing team will help Silicon Labs scale R&D faster and more efficiently in one of India’s most engineering talent-rich regions.

For more information about the Redpine Wi-Fi and Bluetooth products acquired by Silicon Labs, visit silabs.com/redpine-signals.

Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Redpine Signals

Redpine Signals, Inc., is a global semiconductor and system solutions company founded in 2001 and headquartered in San Jose, California. It is focused on innovative development of ultra-low power and high-performance wireless and MCU products for next-generation IoT, wearable, home automation, medical, industrial and automotive applications.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Silicon Labs ("Silicon Labs") and its acquisition (the "Acquisition") of the Wi-Fi® and Bluetooth® business (the "Business") from Redpine Signals and related matters. These statements include, but are not limited to, statements that address Silicon Labs' expected future business and financial performance and statements about (i) the timing, completion and expected benefits of the Acquisition, (ii) plans, objectives and intentions with respect to future operations and products, (iii) competitive position and opportunities, (iv) the impact of the Acquisition on the market for Silicon Labs products, (v) other information relating to the Acquisition and (vii) other statements identified by words such as "will", "expect", "intends", "believe", "anticipate", "estimate", "should", "intend", "plan", "potential", "predict" "project", "aim", and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Silicon Labs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the Acquisition such as: (1) problems integrating the acquired operations, technologies or products with Silicon Labs’ existing business and products; (2) litigation relating to the Acquisition; (3) tax issues associated with the Acquisition; (4) need for financial resources above Silicon Labs’ planned investment levels; (5) the ability of Silicon Labs to retain and hire key personnel; (6) competitive responses to the Acquisition; (7) unexpected or increased costs, charges or expenses resulting from the Acquisition; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition; (9) risks associated with the transfer of licenses of intellectual property in connection with the Acquisition; (10) Silicon Labs' ability to achieve the growth prospects and synergies expected from the Acquisition, as well as delays, challenges and expenses associated with integrating the Acquisition; and (10) legislative, regulatory and economic developments, particularly in light of the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions that may be taken by governmental authorities and disruptions to the business of our customers or our global supply chain.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with Silicon Labs' filings with the Securities and Exchange Commission ("SEC"), which you may obtain for free at the SEC's website at sec.gov, and which discuss additional important risk factors that may affect the business, results of operations and financial conditions. Silicon Labs does not undertake an obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Connect with Silicon Labs

Investor Relations: Jalene Hoover +1-512-428-1610, jalene.hoover@silabs.com

Public Relations: Dale Weisman +1-512-532-5871, dale.weisman@silabs.com

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